EXHIBIT 24
POWER OF ATTORNEY
I, the undersigned Director and/or Officer of Mindspeed Technologies, Inc., a Delaware corporation (the “Company”), hereby constitute RAOUF Y. HALIM, SIMON BIDDISCOMBE and STEVEN W. SPRECHER, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, and any amendments thereto.

Signature	Title	Date

/s/ Raouf Y. Halim Raouf Y. Halim	Director Chief Executive Officer (Principal Executive Officer)	November 16, 2006

/s/ Dwight W. Decker Dwight W. Decker	Chairman of the Board of Directors	November 16, 2006

/s/ Donald R. Beall Donald R. Beall	Director	November 16, 2006

/s/ Donald H. Gips Donald H. Gips	Director	November 16, 2006

/s/ Michael T. Hayashi Michael T. Hayashi	Director	November 16, 2006

/s/ Ming Louie Ming Louie	Director	November 16, 2006

/s/ Thomas A. Madden Thomas A. Madden	Director	November 16, 2006

/s/ Jerre L. Stead Jerre L. Stead	Director	November 16, 2006

/s/ Simon Biddiscombe Simon Biddiscombe	Senior Vice President, Chief Financial Officer, Secretary and Treasurer	November 16, 2006
(Principal Financial and Accounting Officer)